Exhibit 99.1

News Release

For information contact:

Lisa Schultz

Chief Communications Officer

CNL Financial Group

(407) 650-1223

CORPORATE CAPITAL TRUST REPORTS THIRD QUARTER RESULTS

— Returns remain strong as portfolio focus shifts towards originated transactions —

(ORLANDO, Fla.) Nov. 14, 2013 – Corporate Capital Trust, a business development company that provides individuals the opportunity to invest in the debt of privately owned American companies, has released its financial results for the quarter ended Sept. 30, 2013.

“We are pleased with the ongoing strong performance of Corporate Capital Trust,” said Andy Hyltin, CEO of Corporate Capital Trust. “We now have more than $1.8 billion in assets and we continue to see increasing opportunities in originated transactions, allowing us to continue to grow and diversify our portfolio.”

Third Quarter and Year-to-Date Highlights

•	The Company invested approximately $333 million in originated transactions during the quarter ended Sept. 30, 2013.

•	As of Sept. 30, 2013, approximately $382 million of the portfolio was comprised of directly originated transactions, which made up approximately 23 percent of the portfolio. Advisors of Corporate Capital Trust expect that originated transactions will represent an increasing portion of the investment portfolio.

•	Total cumulative return on an initial investment from June 2011 through Sept. 30, 2013, is 31.4 percent (1) or an annualized return of 12.7 percent. (2)

•	As of Sept. 30, 2013, the company had raised more than $1.34 billion since its inception from the sale of common stock, $641.2 million of which was raised during the first nine months of 2013.

•	For the quarter ending Sept. 30, 2013, Corporate Capital Trust had an annualized distribution rate of 7.02 percent and paid distributions of $22.26 million. For the nine months ended Sept. 30, 2013, the company paid a total of $53.8 million in distributions which were fully covered by estimated taxable income.

“While economic uncertainty and market volatility remain, we continue to believe investing in the debt of private American companies is a good, long-term investment,” said Erik Falk, co-head of leveraged credit at KKR and a member of the company’s portfolio management committee. “We believe Corporate Capital Trust’s flexibility to invest with a long-term view, as well as our diversification into originated transactions, continue to position the company as a strong investment alternative.”

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Corporate Capital Trust, Inc. is advised by CNL Fund Advisors Company and KKR Asset Management LLC

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Financial and Operational Highlights3

	($ in millions except per share data)
Quarter Ended Sept. 30,	2013	2012
Total assets:	$1,808.47	$646.92
Borrowings – credit facilities:	$506.43	$160.92
Total net assets:	$1,257.57	$449.99
Net asset value per share:	$9.92	$9.78
Leverage ratio (borrowings/adjusted total assets):	29%	26%

Portfolio Activity for the Quarter Ended Sept. 30,	2013	2012
Cost of investments purchased:	$658.02	$253.86
Sales, principal payments and paydown proceeds:	$152.21	$68.29
Number of portfolio companies at end of period:	117	145
Number of investment positions at end of period:	142	198

Investment Portfolio Update3

Corporate Capital Trust’s investment portfolio consisted of investment interests in 117 companies as of Sept. 30, 2013. The portfolio companies are diversified across multiple industries, with the largest portion being invested in consumer durables and apparel (13.1 percent), retailing (12.0 percent) and software and services (10.9 percent).

As of Sept. 30, 2013, the primary investment concentrations included senior debt and subordinated debt securities, which represented 72.1 percent and 26.7 percent, respectively, of the portfolio at fair value, excluding Corporate Capital Trust’s short-term investments. The debt investments in the portfolio were purchased at an average of 98.0 percent of par value.

As of Sept. 30, 2013, 60.4 percent of the company’s debt investments, based on fair value, featured floating interest rates, primarily based on London Interbank Offered Rate (Libor), and 39.6 percent of the debt investments featured fixed interest rates. Approximately 94 percent of the company’s floating interest rate debt investments had base interest rate floors; the weighted average base interest rate floor was 1.1 percent as of Sept. 30, 2013.

Recent Events

On Oct. 24, 2013, the company expanded its existing credit facility with J.P. Morgan Securities and ING Capital by $35 million to a total of $320 million. This credit facility, which is set to mature in September 2017, is expandable to $600 million.

On Oct. 29, 2013, the company closed its initial public offering and its follow-on offering was successfully declared effective as of Nov. 1, 2013, for 209 million shares. Approximately $1.6 billion in gross proceeds was raised during the initial offering.

(1)	Corporate Capital Trust’s net asset value per share was $9.00 and $9.92 on June 17, 2011, and Sept. 30, 2013, respectively. After considering (i) the overall changes in net asset value per share, (ii) paid distributions of approximately $0.37, $0.76, $0.58 per share in the period of June 17, 2011, (inception) to Dec. 31, 2011, the year ended Dec. 31, 2012, and the nine months ended Sept. 30, 2013, respectively, and (iii) the assumed reinvestment of those distributions at 90 percent of the prevailing offering price per share, then the total investment return was 31.4 percent for shareholders who held Corporate Capital Trust shares from June 17, 2011, (inception) through the quarter ended Sept. 30, 2013. (This cumulative return does not take into account any sales load that was incurred by our shareholders.)
(2)	Corporate Capital Trust’s net asset value per share was $9.75 and $9.92 on Dec. 31, 2012, and Sept. 30, 2013, respectively. After considering (i) the overall changes in net asset value per share, (ii) paid distributions of approximately $0.58 per share in the nine months ended Sept. 30, 2013, and (iii) the assumed reinvestment of those distributions at 90 percent of the prevailing offering price per share, then the total investment return was 12.7 percent for shareholders who held Corporate Capital Trust shares over the entire nine months ended Sept. 30, 2013. (This calculation does not take into account any sales load that was incurred by our shareholders.)
(3)	Includes TRS reference assets, which are assets owned by a counterparty to a total return swap agreement, as discussed in our prospectus.

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Corporate Capital Trust, Inc. is advised by CNL Fund Advisors Company and KKR Asset Management LLC

Page 3 / Corporate Capital Trust Reports Third Quarter Results

About Corporate Capital Trust

Corporate Capital Trust is an innovative non-traded business development company that provides individuals an opportunity to invest in privately owned American companies. The Company is externally managed by CNL and KKR and its investment objective is to provide shareholders with current income, capital preservation and, to a lesser extent, long-term capital appreciation. The Company intends to meet its investment objective by investing primarily in the debt of privately owned companies, with a focus on originated transactions sourced through the networks of its advisors. For additional information, please visit www.CorporateCapitalTrust.com.

About CNL Financial Group

CNL Financial Group is a leading private investment management firm providing global real estate and alternative investments. Since inception in 1973, CNL Financial Group and/or its affiliates have formed or acquired companies with more than $28 billion in assets. CNL Financial Group is headquartered in Orlando, Florida. For more information, visit www.CNL.com.

About KKR & Co. L.P.

Founded in 1976 and led by Henry Kravis and George Roberts, KKR is a leading global investment firm with $90.2 billion in assets under management as of September 30, 2013. With offices around the world, KKR manages assets through a variety of investment funds and accounts covering multiple asset classes. KKR seeks to create value by bringing operational expertise to its portfolio companies and through active oversight and monitoring of its investments. KKR complements its investment expertise and strengthens interactions with investors through its client relationships and capital markets platform. KKR is publicly traded on the New York Stock Exchange (NYSE: KKR). For additional information, please visit KKR’s website at www.KKR.com.

This is not an offer. Securities can be offered only by the prospectus, which must accompany or precede this material. Since investing in Corporate Capital Trust is not suitable for all investors, the prospectus should be read carefully by an investor before investing. Investors are advised to consider the investment objectives, risks, charges, and expenses before investing. The prospectus, which is available at www.sec.gov, www.CorporateCapitalTrust.com and may be obtained by calling 866-650-0650, contains this and other information about Corporate Capital Trust. Broker/Dealers are reminded that communications to any person must be accompanied or preceded by a prospectus in accordance with the Securities Act of 1933, as amended. Neither the SEC, the Attorney General of the State of New York nor any other regulatory agency has passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense. Managing Dealer of Corporate Capital Trust is CNL Securities, Member FINRA/SIPC.

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Corporate Capital Trust, Inc. is advised by CNL Fund Advisors Company and KKR Asset Management LLC

Page 4 / Corporate Capital Trust Reports Third Quarter Results

The information in this press release may include “forward-looking statements.” These statements are based on the beliefs and assumptions of Corporate Capital Trust’s management and on the information currently available to management at the time of such statements. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law. Forward-looking statements generally can be identified by the words “believes,” “expects,” “intends,” “plans,” “estimates” or similar expressions that indicate future events. Important factors that could cause actual results to differ materially from Corporate Capital Trust’s expectations include those disclosed in the current prospectus for the public offering of Corporate Capital Trust’s common stock.

CNL Fund Advisors Company (CNL) and KKR Asset Management LLC (KKR) are affiliates of CNL Financial Group and KKR & Co. L.P., respectively.

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Corporate Capital Trust, Inc. is advised by CNL Fund Advisors Company and KKR Asset Management LLC